UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2006

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Grants of Employee Stock Options

On November 16, 2006, the Compensation Committee of the Board of Directors of Network Engines, Inc. (“Network Engines” or the “Company”) granted to the following executive officers stock options under its 1999 Stock Incentive Plan, as amended, to purchase the number of shares of common stock of Network Engines set forth opposite their respective names below. Each option has an exercise price equal to $2.25 per share, which is equal to the closing price of the common stock of Network Engines on the NASDAQ National Market on the date of grant. Each option grant was evidenced by an option agreement substantially in the form of the Form of Incentive Stock Option Agreement, which was filed as Exhibit 10.3 to the Company’s registration statement on Form S-1 (File No. 333-34286) and is incorporated herein by reference, except that the vesting of the options shall be as follows. The options vest as to 6.25% of the shares underlying each option grant at the end of each successive full three-month period following the grant date until the fourth anniversary of the grant date, except that for Hugh Kelly, there shall be no vesting prior to the first anniversary of his employment with Network Engines, on which date the options that would have otherwise vested prior to the anniversary date will vest.

Executive	Number of Shares Underlying Stock Option Grant
Douglas G. Bryant, Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary	50,000
Kevin J. Murphy Jr., Chief Technology Officer	25,000
Richard P. Graber, Vice President of Engineering and Operations	75,000
Hugh W. Kelly, Vice President of Worldwide Marketing	25,000

(b)           2006 Executive Bonus Program

On November 16, 2006 the Compensation Committee of the Board of Directors of the Company approved payments under the previously approved and disclosed 2006 Executive Bonus Program relating to performance for the second half of the fiscal year in the amounts set forth opposite their respective names below.

Executive	Amount of incentive compensation
Gregory A. Shortell, President and Chief Executive Officer	$105,000
Douglas G. Bryant, Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary	71,300
Kevin J. Murphy Jr., Chief Technology Officer	10,000
Richard P. Graber, Vice President of Engineering and Operations	58,650
Hugh W. Kelly, Vice President of Worldwide Marketing	15,000
Michael D. Riley, Former Vice President of Marketing and Strategy	53,626

(c)           2007 Executive Bonus Program

On November 16, 2006 the Compensation Committee of the Board of Directors of the Company approved an Executive Bonus Program whereby the President and Vice Presidents have the opportunity to earn semi-annual performance bonuses, based on the achievement of certain Company metrics. Under the Executive Bonus Program, the Compensation Committee of the Board of Directors, selects, reviews and/or approves individual targeted annual incentive bonuses for each executive.  For fiscal year 2007 these incentive bonus targets range from 20% to 50% of the individual’s base salary.

Specifically, the Compensation Committee has approved the following semi-annual measurements and payments:

•                  35% of annual incentive based on the first half of the fiscal year 2007 target Corporate Metric;

•                  40% of annual incentive based on the second half of the fiscal year 2007 target Corporate Metric; and

•                  25% of annual incentive based on the full fiscal year 2007 target Corporate Metric.

For the first half of fiscal year 2007, the Compensation Committee approved the targeted Corporate Metric based on the Company’s operating results adjusted to exclude expenses related to stock compensation and certain one time items, if any occur.  Payouts can range between 0% and 120% of the targeted payment based upon a pre-defined scale.  Corporate Metrics for the second half of fiscal year 2007 and for the full fiscal year have not yet been approved by the Compensation Committee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES INC

Date: November 22, 2006	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary